UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
April 20, 2006
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-26347 (Commission File No.)	410985135 (I.R.S. Employer Identification No.)
Fourth Floor
1120 Avenue of the Americas
New York NY 10036
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements And Exhibits
EXHIBIT 2.1

Item 1.01 Entry into a Material Definitive Agreement.
On April 20, 2006, SNMI entered into an agreement (the “Purchase Agreement”) with Sun Media Investment Holdings Ltd. (“SMIH”). The Purchase Agreement provides that SNMI will purchase various assets, including real estate, automobiles, office equipment, and program rights, as well as SMIH’s 48,629,331 shares in Asia Premium Television Group (OTCBB: ASTV, “ASTV”) for US$3,442,587 in total, to be satisfied by the issuance of 860,647 shares of SNMI common stock.
The transactions pursuant to the Purchase Agreement are subject to certain closing conditions and are expected to close during the second quarter of 2006. The Purchase Agreement is attached hereto as Exhibits 2.1.
Item 3.02 Unregistered Sales of Equity Securities
Pursuant to the Purchase Agreement described in Item 1.01 above, SNMI may be required to issue 860,647 shares of common stock to SMIH. The issuance of such shares will not be registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Regulation S and Section 4(2) of the Act.
Item 9.01 Financial Statements And Exhibits
     (d) Exhibits

Exhibit No.	Description

2.1	Form of Sale and Purchase Agreement dated April 20, 2006 by and between Sun New Media Inc. and Sun Media Investment Holdings Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 26, 2006

SUN NEW MEDIA INC.
By:	/s/ Frank Zhao
Frank Zhao
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Form of Sale and Purchase Agreement dated April 20, 2006 by and between Sun New Media Inc. and Sun Media Investment Holdings Ltd.